                                                                  EXHIBIT (d)(2)

                                                                  EXECUTION COPY
















================================================================================


                        STOCK VOTING AND TENDER AGREEMENT

                                  BY AND AMONG

                          TECHNICAL OLYMPIC USA, INC.,

                            HELIOS ACQUISITION CORP.

                        AND THE INDIVIDUALS NAMED HEREIN

                          Dated as of October 12, 2000


================================================================================

                                TABLE OF CONTENTS

                                                                                                           Page
1. Tender of Shares..........................................................................................1

2. Provisions Concerning the Shares..........................................................................2

              (a) Agreement to Vote the Shares...............................................................2
              (b) Grant of Proxy.............................................................................2
              (c) Other Proxies Revoked......................................................................2

3. Option Shares.............................................................................................3

4. Representations and Warranties of Each Shareholder........................................................4

              (a) Authority..................................................................................4
              (b) Ownership of the Shares....................................................................4
              (c) Consents and Approvals; No Violations......................................................5
              (d) No Finder's Fees...........................................................................5
              (e) No Encumbrances............................................................................5
              (f) Reliance by Parent and Acquisition.........................................................5

5. Representations and Warranties of Parent and Acquisition..................................................5
              (a) Organization...............................................................................5
              (b) Corporate Authorization; Validity of Agreement; Necessary Action...........................5
              (c) Consents and Approvals; No Violations......................................................6

6. Covenants of each Shareholder.............................................................................6
              (a) Restriction on Transfer, Proxies and Non-Interference......................................6
              (b) Stop Transfer; Changes in Subject Shares...................................................6
              (c) Dissenter's Rights.........................................................................7

7. Fiduciary Duties..........................................................................................7

8. Certain Other Agreements..................................................................................7

9. Miscellaneous.............................................................................................7

              (a) Further Assurances.........................................................................7
              (b) Entire Agreement...........................................................................7
              (c) Assignment.................................................................................7
              (d) Amendments and Waivers.....................................................................8
              (e) Notices....................................................................................8
              (f) Severability...............................................................................9
              (g) Specific Performance.......................................................................9
              (h) Remedies Cumulative........................................................................9
              (i) No Waiver..................................................................................9
              (j) No Third Party Beneficiaries...............................................................9
              (k) Governing Law..............................................................................9
              (l) Descriptive Headings......................................................................10
              (m) Counterparts..............................................................................10

10.Termination..............................................................................................10

Schedule I

                        STOCK VOTING AND TENDER AGREEMENT

         This STOCK VOTING AND TENDER AGREEMENT (this "Agreement"), dated as of October 12, 2000, by and among Technical Olympic USA, Inc., a Delaware corporation ("Parent"), Helios Acquisition Corp., a Florida corporation and a wholly-owned subsidiary of Parent ("Acquisition"), and the individuals listed on
Schedule I hereto (each a "Shareholder," and collectively, the "Shareholders").

         WHEREAS, simultaneously with the execution and delivery of this Agreement, Parent, Acquisition and Engle Homes, Inc., a Florida corporation (the "Company"), entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended from time to time, the "Merger Agreement"), pursuant to which Acquisition (i) will make a tender offer for all of the outstanding shares of Company Common Stock, subject to the terms and conditions of the Merger Agreement (such offer as it may be amended from time to time as permitted under the Merger Agreement, the "Offer"), and (ii) Acquisition will be merged with and into the Company (the "Merger");

         WHEREAS, as an inducement and a condition to Parent entering into the Merger Agreement, pursuant to which the Shareholders will receive the consideration provided for in the Merger Agreement in exchange for each share of Company Common Stock owned by such Shareholder, each Shareholder has agreed to enter into this Agreement; and

         WHEREAS, terms defined in the Merger Agreement shall, unless this Agreement or the context requires otherwise, have the same meanings in this Agreement as in the Merger Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Tender of Shares.

                  (a) Each Shareholder hereby severally agrees to validly tender (and not to withdraw) pursuant to and in accordance with the terms of the Offer (provided that the Offer is not amended in a manner prohibited by the Merger Agreement), not later than the close of business on the third Business Day after the Offer commences, all shares of Company Common Stock owned by such Shareholder as of the date hereof and any shares of Company Common Stock hereafter acquired by such Shareholder (all such shares owned as of the date hereof and all such shares hereafter acquired, the "Shares"). Each Shareholder hereby severally acknowledges and agrees that Acquisition's obligation to accept for payment and pay for the shares of Company Common Stock in the Offer, including the Shares, is subject to the terms and conditions of the Offer.

                  (b) Each Shareholder hereby severally agrees to permit Acquisition to publish and disclose in the Offer Documents (and any other press release or announcement which may be issued in accordance with the terms of the Merger Agreement) and, if approval of the shareholders of the Company is sought or given under applicable law, the Proxy Statement or the Information Statement (including all documents and schedules filed with the SEC) such Shareholder's identity and intent with respect to the Shares and the nature of such Shareholder's commitments, arrangements and understandings under this Agreement.

                  (c) Each Shareholder hereby severally agrees to (i) exercise any and all outstanding options for Company Common Stock prior to the initial expiration date of the Offer and to validly tender (and not to withdraw) pursuant to and in accordance with the terms of the Offer (provided that the Offer is not amended in a manner prohibited by the Merger Agreement) in a timely manner for acceptance by Acquisition in the Offer all Shares that are received as a result of such exercise or (ii) execute and deliver to Parent an agreement of the type described in clause (ii) or clause (iii) of Section 4.7 of the Merger Agreement.

         2. Provisions Concerning the Shares.

                  (a) Agreement to Vote the Shares. Each Shareholder hereby agrees that during the period commencing on the date hereof and continuing until the earlier of any termination of the Merger Agreement and the Effective Time (such period, the "Voting Period"), at any meeting of the holders of any class or classes of the capital stock of the Company, however called, and at any adjournment thereof, and in connection with any written consent of the holders of any class or classes of the capital stock of the Company, such Shareholder shall vote (or cause to be voted) the Shares or consent to (or cause consent to be given) with respect to the Shares (i) in favor of the Merger, and the adoption and approval of the terms of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement and this Agreement and any actions required or reasonably requested by Parent in furtherance thereof, (ii) against any action, transaction or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement, and (iii) against any Acquisition Transaction other than the Merger (or any other Acquisition Transaction proposed by Parent) and against any proposed action or transaction that would prevent or delay consummation of the Merger (or other Acquisition Transaction proposed by Parent) or is otherwise in any material respect inconsistent therewith. Each Shareholder hereby agrees that such Shareholder shall not enter into any agreement or understanding with any Person the effect of which would be to violate the provisions and agreements contained in this Section 2.

                  (b) Grant of Proxy. Each Shareholder hereby severally appoints Acquisition and any designee of Acquisition, and each of them individually, such Shareholder's proxy and attorney-in-fact pursuant to the provisions of Section
607.0722 of the FBCA, with full power of substitution and resubstitution, to vote or act by written consent during the Voting Period with respect to the Shares in accordance with this Section 2. This proxy is given to secure the performance of the duties of each Shareholder under this Agreement. Each Shareholder affirms that this proxy is coupled with an interest and shall be irrevocable until termination of this Agreement. Each Shareholder shall take such further action or execute such other instruments as may be necessary or desirable to effectuate the intent of this proxy. THE AUTHORITY GRANTED HEREUNDER (THE "PROXY") SHALL BE (i) IRREVOCABLE UNTIL THE EARLIER OF (X) THE EFFECTIVE TIME AND (Y) THE DATE ON WHICH THIS AGREEMENT IS TERMINATED AND (ii) DEEMED TO BE COUPLED WITH AN INTEREST SUFFICIENT IN LAW AS REQUIRED BY SECTION
607.0722 OF THE FBCA.

                  (c) Other Proxies Revoked. Each Shareholder represents and warrants that any proxies heretofore given in respect of such Shareholder's Shares are not irrevocable, and that all such proxies have been or are hereby revoked.

         3. Option Shares.

                  (a) Subject to the terms and conditions set forth herein, each Shareholder hereby grants to Parent an irrevocable option (each, an "Option," and collectively, the "Options") to purchase, in whole but not in part, such Shareholder's Shares at a purchase price per share of Company Common Stock equal to the Price Per Share in cash.

                  (b) Parent may exercise an Option, in whole but not in part, at any time and from time to time, after the first to occur of (i) any event as a result of which Parent shall be entitled to receive a termination fee pursuant to Section 6.1(h) or the first sentence of Section 6.3(b) of the Merger Agreement, (ii) the receipt by the Company of an Acquisition Proposal prior to any termination of the Merger Agreement, (iii) the acquisition by any Person (other than Parent or Acquisition) of beneficial ownership (as defined in Rule 13d-3 promulgated under the Exchange Act) of more than 20% of the outstanding voting securities of the Company or an option or rights to acquire more than 20% of such voting securities of the Company prior to any termination of the Merger Agreement and (iv) the breach by the Shareholder who granted such Option of
Section 1 or Section 2 of this Agreement (the first of such events to occur, a "Purchase Event"); provided, however, that except as provided in the last sentence of this Section 3(b), each Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time and (B)
(1) in the event that the Merger Agreement is terminated and a Purchase Event pursuant to clause (i) has occurred, four months after such termination of the Merger Agreement, (2) in the event that the Merger Agreement is terminated and no Purchase Event has occurred, the time of such termination of the Merger Agreement, and (3) in the event that the Merger Agreement is terminated and a Purchase Event pursuant to clauses (ii), (iii) or (iv) shall have occurred, 12 months and one day after the termination of the Merger Agreement. Notwithstanding the termination of the Options, Parent shall be entitled to exercise any Option if it has given written notice of its intent to exercise such Option in accordance with the terms hereof prior to the termination of such Option and the termination of such Option shall not affect any rights in this
Section 3.

                  (c) In the event that Parent wishes to exercise an Option, it shall send to the Shareholder who granted such Option a written notice (the date of which being herein referred to as the "Notice Date") to that effect which notice also specifies the total number of shares Parent will purchase pursuant to such exercise, and a date not earlier than three Business Days nor later than 10 Business Days from the Notice Date for the closing of such purchase (the "Option Closing Date"); provided, however, that (i) if the closing of the purchase and sale pursuant to such Option (an "Option Closing") cannot be consummated by reason of any applicable judgment, decree, order, law or regulation, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which such restriction on consummation has expired or been terminated and (ii) without limiting the foregoing, if prior notification to or approval of any governmental entity is required in connection with such purchase or any other transaction contemplated hereby, Parent and such Shareholder shall promptly file the required notice or application for approval and shall cooperate in the expeditious filing of such notice or application, and, in the case of any prior notification or approval required in connection with such purchase, the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which, as the case may be, (A) any required notification period has expired or been terminated or (B) any required approval has been obtained, and in either event, any requisite waiting period has expired or been terminated. The place of the Option Closings shall be at the offices of Vinson & Elkins L.L.P., located at 2300 First City Tower, 1001 Fannin, Houston, Texas 77002.

                  (d) At each Option Closing, Parent (or its designee) shall pay to the Shareholder an amount equal to the product of (x) the Price Per Share and
(y) the number of Shares being purchased from such Shareholder pursuant to the exercise of the Option. Such payment shall be in immediately available funds by wire transfer to a bank account designated in writing by such Shareholder.

                  (e) Parent hereby represents that the Shares purchased by Parent pursuant to the Options will be acquired for investment only and not with a view to any public distribution thereof, and Parent shall not offer to sell or otherwise dispose of any Shares so acquired by it in violation of the registration requirements of the Securities Act of 1933, as amended (the "Securities Act").

                  (f) At each Option Closing, simultaneously with the delivery of the amount specified in Section 3(d), each Shareholder shall deliver to Parent (or its designee) a certificate or certificates representing its Shares to be purchased at the Option Closing duly endorsed or with executed blank stock power attached, which Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever, except for such encumbrances or proxies in favor of Parent arising hereunder.

         4. Representations and Warranties of Each Shareholder. Each Shareholder hereby severally, and not jointly, represents and warrants to Parent and Acquisition (as to such Shareholder) as follows:

                  (a) Authority. Such Shareholder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by such Shareholder have been duly authorized by all necessary action on the part of such Shareholder and, assuming the due authorization, execution and delivery of this Agreement by Parent and Acquisition, this Agreement constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or similar laws affecting the rights and remedies of creditors generally and by equitable principles of general application (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (b) Ownership of the Shares. Except as indicated on Schedule I, such Shareholder is the sole beneficial owner of the Shares listed beside such Shareholder's name on Schedule I attached hereto and such Shareholder will be the sole beneficial owner of any Shares hereafter acquired pursuant to any exercise of such Shareholder's options for Company Common Stock. Except as otherwise indicated on Schedule I, such Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 1, 2 and 3 hereof, sole power of disposition, sole power of conversion and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares, with no limitations, qualifications or restrictions on such rights, subject only to applicable securities laws and the terms of this Agreement. Except as otherwise indicated on Schedule I, such Shareholder does not beneficially own or own of record any shares of Company Common Stock other than such

Shareholder's Shares listed on Schedule I. Except as set forth on Schedule I, such Shareholder has no options for, or rights to receive, Company Common Stock.

                  (c) Consents and Approvals; No Violations. (i) Except as may be required by the Exchange Act or the HSR Act, no filing with, and no permit, authorization, consent or approval of, any governmental entity is necessary for the execution of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by such Shareholder, the consummation by such Shareholder of the transactions contemplated hereby or compliance by such Shareholder with any of the provisions hereof shall (A) conflict with or result in any breach of any applicable documents to which such Shareholder is a party, (B) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, amendment or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Shareholder is a party or by which such Shareholder or any of such Shareholder's properties or assets may be bound, or
(C) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to such Shareholder or any of such Shareholder's properties or assets, except in each case where such absence of filing or authorization, conflict, violation, breach or default would not materially impair the ability of such Shareholder to consummate the transactions contemplated hereby.

                  (d) No Finder's Fees. Except as disclosed pursuant to the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Shareholder.

                  (e) No Encumbrances. The Shares listed beside such Shareholder's name on Schedule I attached hereto and the certificates representing such Shares are now, and such Shares and any Shares hereafter acquired at all times during the term hereof will be, held by such Shareholder, or by a nominee or custodian for the benefit of such Shareholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies in favor of Parent or Acquisition arising hereunder.

                  (f) Reliance by Parent and Acquisition. Such Shareholder understands and acknowledges that Parent and Acquisition have entered into the Merger Agreement in reliance upon such Shareholder's execution and delivery of this Agreement.

         5. Representations and Warranties of Parent and Acquisition. Parent and Acquisition hereby represent and warrant to each Shareholder as of the date hereof as follows:

                  (a) Organization. Each of Parent and Acquisition is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

                  (b) Corporate Authorization; Validity of Agreement; Necessary Action. Each of Parent and Acquisition has all corporate power and authority necessary to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Parent and Acquisition of this Agreement and the consummation by Parent and

Acquisition of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Parent and Acquisition, and, assuming the due authorization, execution and delivery of this Agreement by the Shareholders, this Agreement constitutes a legal, valid and binding obligation of Parent and Acquisition, enforceable against them in accordance with its terms, except as such enforceability may be limited by bankruptcy, reorganization, fraudulent conveyance, insolvency, moratorium or similar laws affecting the rights and remedies of creditors generally and by equitable principles of general application (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                  (c) Consents and Approvals; No Violation. Neither the execution nor delivery of this Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby nor compliance by Parent or Acquisition with any of the provisions hereof shall
(i) conflict with or result in any breach of any provision of the articles or certificates of incorporation or by-laws of Parent or Acquisition, (ii) except as may be required by the Exchange Act or the HSR Act, require any filing with, or permit, authorization, consent or approval of, any governmental entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not materially impair the ability of Parent or Acquisition to consummate the transactions contemplated hereby), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee, other evidence of indebtedness, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition is a party or by which they or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, judgment, statute, rule or regulation applicable to Parent or Acquisition or any of their properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches or defaults, or rights of termination, amendment, cancellation or acceleration, which would not materially impair the ability of Parent or Acquisition to consummate the transactions contemplated hereby.

         6. Covenants of each Shareholder. Each Shareholder covenants and agrees as follows:

                  (a) Restriction on Transfer, Proxies and Non-Interference. Except as provided in this Agreement or, as applicable, as contemplated by such Shareholder's Employment Agreement or Section 4.7 of the Merger Agreement, such Shareholder shall not (i) directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of the Shares or any interest therein or any or all of such Shareholder's options for Company Common Stock;
(ii) grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares; or (iii) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling or delaying such Shareholder from performing such Shareholder's obligations under this Agreement.

                  (b) Stop Transfer; Changes in Subject Shares. Such Shareholder agrees with, and covenants to, Parent and Acquisition that such Shareholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares or any or all of such Shareholder's options for Company Common Stock, unless such transfer is made in compliance with this Agreement or, as applicable, as contemplated by such Shareholder's Employment Agreement or Section 4.7 of the Merger Agreement. In the event of a stock dividend or distribution, or any change in any class of capital stock of the Company by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged. Such Shareholder shall be entitled to receive any cash dividend paid by the Company and permitted under the Merger Agreement in respect of the Shares during the term of this Agreement until the Effective Time.

                  (c) Dissenter's Rights. Such Shareholder agrees not to exercise any dissenter's rights (including, without limitation, under sections
607.1301 - 607.1320 of the FBCA) which may arise with respect to the Merger.

         7. Fiduciary Duties. Each Shareholder signs this Agreement solely in such Shareholder's capacity as a beneficial owner of the Shares and no person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such director or officer. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent the Shareholder or any of such Shareholder's designees serving on the Company's Board of Directors or as any officer or employee of the Company from taking any action while acting in the capacity of a director, officer or employee of the Company in satisfying such Shareholder's fiduciary duties.

         8. Certain Other Agreements. Each of the Shareholders agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to an Acquisition Transaction with any Third Party. Such Shareholder agrees that it will not, directly or indirectly solicit, initiate or knowingly facilitate or encourage (including by way of furnishing or disclosing information) any inquiry or the making of any offer or proposal by any Third Party with respect to, or that could reasonably be expected to lead to, an Acquisition Transaction.

         9. Miscellaneous.

                  (a) Further Assurances. From time to time, at any other party's reasonable request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or reasonably requested to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

                  (b) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  (c) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party, provided that Parent and Acquisition may assign and transfer, at its sole discretion, its rights and obligations hereunder to any of their affiliates.

                  (d) Amendments and Waivers. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by all of the relevant parties hereto, provided that Schedule I attached hereto may be supplemented by Parent or Acquisition by adding the name and other relevant information concerning any shareholder of the Company who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added shareholder shall be treated as a "Shareholder" for all purposes of this Agreement.

                  (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

                  If to the Shareholders: At the address set forth beside each Shareholders name listed on Schedule I attached hereto with copies to:

                           Engle Homes, Inc.
                           123 N.W. 13th Street
                           Suite 300
                           Boca Raton, Florida  33432
                           Telecopier: (561) 338-5634

                           Attention: David Shapiro

                  and:

                           Greenberg Traurig, LLP
                           One E. Camelback Road
                           Suite 1100
                           Phoenix, AZ  85012
                           Telecopier: (602) 744-7645

                           Attention: Bruce E. Macdonough

                  If to Parent or Acquisition:

                           Technical Olympic USA, Inc.
                           1200 Soldiers Field Drive
                           Sugar Land, Texas  77479
                           Telecopier: (281) 243-0116

                           Attention: Holly A. Hubenak
                  with copies to:

                           Vinson & Elkins L.L.P.
                           2300 First City Tower
                           1001 Fannin
                           Houston, Texas  77002
                           Telecopier: (713) 615-5962

                           Attention: James M. Prince

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                  (f) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                  (g) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

                  (h) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                  (i) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                  (j) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any Person who or which is not a party hereto.

                  (k) Governing Law. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the internal laws of the Sate of Delaware without regard to principles of conflicts of law, except for those provisions relating to the voting and the proxy which shall be governed by Florida law.

                  (l) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  (m) Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         10. Termination. Except as expressly provided in Section 3 with respect to the Options, this Agreement and the covenants set forth herein shall terminate upon the earlier to occur of (i) any termination of the Merger Agreement and (ii) the Effective Time.

         IN WITNESS WHEREOF, Parent, Acquisition and each Shareholder have caused this Stock Voting and Tender Agreement to be duly executed as of the day and year first above written.

                                               HELIOS ACQUISITION CORP.


                                               By: /s/ Constantine Stengos
                                                   --------------------------
                                                   Name:  Constantine Stengos
                                                   Title: President



                                               TECHNICAL OLYMPIC USA, INC.


                                               By: /s/ Constantine Stengos
                                                   --------------------------
                                                   Name:  Constantine Stengos
                                                   Title: President



                                               INDIVIDUAL SHAREHOLDERS


                                               /s/ Alec Engelstein
                                               ---------------------------
                                               Alec Engelstein

                                               /s/ Sheila Engelstein
                                               ---------------------------
                                               Sheila Engelstein

                                               /s/ Harry Engelstein
                                               ---------------------------
                                               Harry Engelstein

                                               /s/ David Shapiro
                                               ---------------------------
                                               David Shapiro

                                                ENGELSTEIN IRREVOCABLE
                                                TRUST DATED
                                                DECEMBER 29, 1992



                                                By: /s/ Joel P. Koeppel, Trustee
                                                    ----------------------------
                                                    Joel P. Koeppel, Trustee



                                                By: /s/ David Shapiro, Trustee
                                                    --------------------------
                                                    David Shapiro, Trustee

                                                ENGELSTEIN CHILDREN'S
                                                IRREVOCABLE TRUST
                                                DATED MARCH 15, 1995



                                                By: /s/ Joel P. Koeppel, Trustee
                                                    ----------------------------
                                                    Joel P. Koeppel, Trustee



                                                By: /s/ David Shapiro, Trustee
                                                    --------------------------
                                                    David Shapiro, Trustee

                                                ENGELSTEIN GRANDCHILDREN'S
                                                IRREVOCABLE TRUST
                                                DATED MARCH 15, 1995


                                                By: /s/ Joel P. Koeppel, Trustee
                                                    ----------------------------
                                                    Joel P. Koeppel, Trustee


                                                By: /s/ David Shapiro, Trustee
                                                    --------------------------
                                                    David Shapiro, Trustee

                                   SCHEDULE I

                                       Number of Shares
                                          of Company                 Type of                  Notice
               Name                      Common Stock               Ownership                Address
               ----                    ----------------             ---------                -------
Alec Engelstein                          2,676,312(1)                 Direct           c/o Engle Homes, Inc.
                                                                                       123 N.W. 13th Street
                                                                                       Suite 300
                                                                                       Boca Raton, FL  33432

Sheila Engelstein                          232,468                    Direct           c/o Engle Homes, Inc.
                                                                                       123 N.W. 13th Street
                                                                                       Suite 300
                                                                                       Boca Raton, FL  33432

Harry Engelstein                           642,219(2)                 Direct           c/o Engle Homes, Inc.
                                                                                       123 N.W. 13th Street
                                                                                       Suite 300
                                                                                       Boca Raton, FL  33432

David Shapiro                                1,500(3)                 Direct           c/o Engle Homes, Inc.
                                                                                       123 N.W. 13th Street
                                                                                       Suite 300
                                                                                       Boca Raton, FL  33432

Engelstein Irrevocable Trust                49,750                    Direct           c/o Engle Homes, Inc.
dated December 29, 1992                                                                123 N.W. 13th Street
                                                                                       Suite 300
                                                                                       Boca Raton, FL  33432

Engelstein Children's Irrevocable           76,800                    Direct           c/o Engle Homes, Inc.
Trust dated March 15, 1995                                                             123 N.W. 13th Street
                                                                                       Suite 300
                                                                                       Boca Raton, FL  33432

Engelstein Grandchildren's                  64,000                    Direct           c/o Engle Homes, Inc.
Irrevocable Trust dated March 15,                                                      123 N.W. 13th Street
1995                                                                                   Suite 300
                                                                                       Boca Raton, FL  33432

----------
(1) Does not include 280,000 shares issuable upon exercise of outstanding options.
(2) Does not include 140,000 shares issuable upon exercise of outstanding options.
(3) Does not include (a) 60,000 shares issuable upon exercise of outstanding options, (b) shares held by Mr. Shapiro's wife or (c) shares held by the trusts listed above, of which Mr. Shapiro is a trustee.